Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of AmeriServ Financial 401(k) Profit Sharing Plan

Johnstown, Pennsylvania

We consent to the incorporation by reference in the Registration Statement No. 333-268440 on Form S-8 of AmeriServ Financial, Inc. of our report dated June 23, 2026, relating to our audit of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the AmeriServ Financial 401(k) Profit Sharing Plan for the year ended December 31, 2025.

/s/S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 23, 2026